                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated October 18, 1996, except for the fifteenth paragraph of Note 6, as to which the date is October 31, 1996, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-14573) and related Prospectus of First Virtual Holdings Incorporated for the registration of 3,450,000 shares of its common stock.



                                                  /s/ Ernst & Yound LLP

                                                  ERNST & YOUNG LLP

San Diego, California

December 6, 1996